UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 5, 2006

(Date of Earliest Event Reported)
______________

ISRAEL TECHNOLOGY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)
______________

Delaware	Commission File:	20-2374143
(State or Other Jurisdiction of Incorporation or Organization)	000-51259	(I.R.S. Employer Identification No.)

7 Gush Etzion, 3rd Floor, Givaat Shmuel, Israel
(Address of Principal Executive Offices)

(011) 972-3-532-5918
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 26, 2006, pursuant to a Current Report on Form 8-K, as amended, Israel Technology Acquisition Corp. (the “Company”) reported that IXI Mobile, Inc. ("IXI") and IXI's wholly owned subsidiary, IXI Mobile (R&D) Ltd. (“IXI R&D”), had entered into a Loan Agreement dated June 19, 2006 (as amended as of June 26, 2006) ("Loan Agreement") with Southpoint Master Fund L.P. (“Southpoint”). On December 5, 2006, IXI, IXI R&D and Southpoint entered into an amendment to the Loan Agreement (the “Amendment”). On December 7, 2006, in order to induce Southpoint to enter into the Amendment, the Company executed a second certification (the “SP Certification”) in favor of Southpoint.

The Company had previously reported that it had entered into an Agreement and Plan of Merger, dated February 28, 2006 (the “Merger Agreement”), with IXI pursuant to which, subject to the fulfilment of certain conditions, a wholly owned subsidiary of the Company would merge with and into IXI (the “Merger”) following which IXI would become a wholly owned subsidiary of the Company. The Merger Agreement requires IXI to obtain the Company’s prior approval of certain transactions, including the transactions contemplated by the Amendment. Under the Loan Agreement, as amended, Southpoint shall be entitled, among other things, to: (i) convert all or any part of any outstanding principal amount and all or any part of any accrued interest thereon into shares of the Company’s Common Stock (“ITAC Stock”) at a conversion price of $5.50 per share and (ii) receive one million (1,000,000) shares of ITAC Stock upon the consummation of the Merger. Additionally under the Loan Agreement, as amended, the rate of interest payable on the loan shall remain at 10% per annum, unless the consummation of the Merger does not occur, in which case on June 22, 2007 (the first anniversary of the closing of the Loan Agreement), the rate of interest payable on the loan shall be increased to 20% per annum and such rate shall apply until repayment of the loan in full. The date for repayment of the loan under the Loan Agreement, as amended, is now 365 days following the consummation of the Merger, subject to earlier repayment on (i) the acceleration of the loan in accordance with the terms of the Loan Agreement, as amended, and (ii) June 20, 2008.

By entering into the SP Certification, the Company has confirmed that (i) its Board of Directors has unanimously granted its approval to IXI to enter into the Amendment and has unanimously approved the execution of the SP Certification and (ii) subject to and conditional upon the consummation of the Merger, its original certification to Southpoint to assume all of IXI and IXI R&D’s obligations, agreements, undertakings, representations and warranties pursuant to the Loan Agreement, will apply to all such agreements, undertakings, representations and warranties pursuant to the Loan Agreement in their amended terms as set forth in the Amendment.

The preceding is qualified in its entirety by reference to the Amendment and SP Certification which are attached hereto as Exhibits 10.1 and 10.2, respectively and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Please see the disclosure set forth above in Item 1.01.

Item 9. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Loan Agreement dated December 5, 2006, by and among IXI Mobile (R&D) Ltd., IXI Mobile, Inc. and the lenders named therein.

10.2	Certification dated December 7, 2006, by Israel Technology Acquisition Corp. to Southpoint Master Fund LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2006

ISRAEL TECHNOLOGY ACQUISITION CORP.

By:	/s/ Israel Frieder
	Name:	Israel Frieder
	Title:	Chairman